Exhibit 10.12

LINKDOC TECHNOLOGY LIMITED

2021 Global Share Plan

Section 1. Purpose.

The purpose of the LinkDoc Technology Limited (“LinkDoc”) 2021 Global Share Plan (“2021 Global Share Plan”) is to enhance the ability of LinkDoc to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

Section 2. Structure.

Each Award (as defined below) granted by the Company pursuant to the terms of this 2021 Global Share Plan, shall be granted to each participant, and the corresponding Shares issuable upon the exercise of such Award (the “Award Shares”) shall be issued to the participants or an entity designated by the participants.

Section 3. Definitions.

As used in this 2021 Global Share Plan and any Award Agreement (as defined below), the following terms shall have the meanings set forth below:

(a) “2021 Global Share Plan” shall mean this LinkDoc 2021 Global Share Plan, as amended from time to time.

(b) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(c) “Applicable Laws” shall mean all laws, statutes, regulations, ordinances, rules or governmental requirements that are applicable to this 2021 Global Share Plan or any Award granted pursuant to this 2021 Global Share Plan, including but not limited to applicable laws of the People’s Republic of China (“PRC”), the United States and the Cayman Islands, and the rules and requirements of any applicable securities exchange.

(d) “Award” shall mean any Option, award of Restricted Share, Restricted Share Unit or Other Share-Based Award granted under this 2021 Global Share Plan.

(e) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under this 2021 Global Share Plan.

(f) “Board” shall mean the board of directors of the Company.

(g) “Cause” shall mean an act or acts on the part of the Participant constituting a violation of the internal rules and procedures of the Company or an Affiliate that employs or retains such Participant.

(h) “Committee” shall mean the Compensation Committee of the Board. In the absence of any compensation committee or any other related designation by the Board, the Board shall assume all of the powers and responsibilities under this 2021 Global Share Plan.

(i) “Company” shall mean LinkDoc Technology Limited, a company incorporated under the laws of the Cayman Islands, together with any successor thereto.

(j) “Consultant” means any individual, including an advisor, who is engaged by the Company or an Affiliate to render services and is compensated for such services, and any director of the Company whether or not compensated for such services.

(k) “Discharge” shall mean that the relationship between the Participant and the Company or an Affiliate, whether it is employment or consultancy, is terminated due to economic layoffs or restructuring of the Company or an Affiliate, as the case may be.

(l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(m) “Option” shall mean an option granted under Section 7 hereof.

(n) “Other Share-Based Award” shall mean a right granted under Section 9 hereof.

(o) “Participant” shall mean an individual granted an Award under this 2021 Global Share Plan.

(p) “Restricted Share” shall mean any Share granted under Section 8 hereof.

(q) “Restricted Share Unit” shall mean a contractual right granted under Section 8 hereof that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in this 2021 Global Share Plan and the applicable Award Agreement.

(r) “Shares” shall mean ordinary shares of the Company, par value $0.00008 per share.

(s) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by, or held by the employees of, a company or other entity or business acquired (directly or indirectly) by the Company or with which the Company combines.

Section 4. Eligibility.

(a) Employees (each, an “Employee”) and the Consultants of the Company or an Affiliate are eligible to participate in this 2021 Global Share Plan. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.

(b) An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

Section 5. Administration.

(a) This 2021 Global Share Plan shall be administered by the Committee formed in accordance with applicable stock exchange rules, unless otherwise determined by the Board. The term “Administrator” shall refer to the Board or the Committee, as applicable. The Administrator may delegate its duties and powers under this 2021 Global Share Plan in whole or in part to a person or committee designated by it.

(b) Subject to the terms of this 2021 Global Share Plan and Applicable Laws, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under this 2021 Global Share Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under this 2021 Global Share Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer this 2021 Global Share Plan and any instrument or agreement relating to, or Award made under, this 2021 Global Share Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this 2021 Global Share Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this 2021 Global Share Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, the shareholders of the Company and the Participants and their beneficiaries.

Section 6. Shares Available for Awards.

(a) Subject to adjustment as provided below, the maximum aggregate number of Shares that may be issued pursuant to all Awards shall not exceed 30,000,000 Ordinary Shares.

(b) If, after the effective date of this 2021 Global Share Plan, any Shares covered by an Award, or to which such an Award relates, are forfeited, cancelled or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under this 2021 Global Share Plan.

(c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under this 2021 Global Share Plan shall be increased by the number of Shares so surrendered or withheld.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

(e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2021 Global Share Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 6(a) hereof, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the minimum number of Shares which may be purchased by the holder of an outstanding Award at any one time; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under this 2021 Global Share Plan.

Section 7. Options.

The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this 2021 Global Share Plan, as the Committee shall determine and set forth in the Award Agreement:

(a) The purchase price per Share, if any, under an Option shall be determined by the Committee.

(b) The term of each Option shall be fixed by the Committee; provided, however, that the term shall not be longer than ten years from the date of grant thereof.

(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

Section 8. Restricted Shares and Restricted Share Units.

(a) The Committee is hereby authorized to grant Awards of Restricted Shares and Restricted Share Units to Participants.

(b) If Restricted Shares are granted to or received by a Participant under an Award (including a Share Option), the Committee shall set forth in the related Award Agreement: (i) the number of Shares awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Shares, (iii) the time or times within which such Award may be subject to forfeiture, and (iv) all other terms, limitations, restrictions, and conditions of the Restricted Shares, which shall be consistent with this Plan.

(c) Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(d) Any Restricted Share granted under this 2021 Global Share Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates, creation of a new class of shares or amendment of the Memorandum and/or Articles of Association of the Company. In the event any share certificate is issued in respect of Restricted Shares granted under this 2021 Global Share Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Share.

Section 9. Other Share-Based Awards.

The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, share appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of this 2021 Global Share Plan. Subject to the terms of this 2021 Global Share Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

Section 10. General Provisions Applicable to Awards.

(a) All Awards shall be evidenced by an Award Agreement between the Company and each Participant.

(b) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Laws.

(c) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(d) Subject to the terms of this 2021 Global Share Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(e) Unless the Committee shall otherwise determine, no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under Applicable Laws, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, charged, mortgaged, alienated, attached, or otherwise encumbered, and any purported pledge, charge, mortgage, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(f) All certificates for Shares or other securities delivered under this 2021 Global Share Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this 2021 Global Share Plan or the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any Applicable Laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) No Shares shall be delivered under the 2021 Global Share Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any of its subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or its subsidiaries, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of the 2021 Global Share Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sum required to be withheld. Notwithstanding any other provision of the 2021 Global Share Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

Section 11. Amendment and Termination.

(a) Except to the extent prohibited by Applicable Laws and unless otherwise expressly provided in an Award Agreement or in this 2021 Global Share Plan, the Committee may amend, alter, suspend, discontinue or terminate this 2021 Global Share Plan, or any Award Agreement hereunder or any portion hereof or thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval, if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Committee deems it necessary or desirable to qualify or comply, (ii) shareholder approval as provided in the Company’s Memorandum and Articles of Association for any amendment to this 2021 Global Share Plan that increases the total number of Shares reserved for the purposes of this 2021 Global Share Plan, and (iii) with respect to any Award Agreement, the consent of the affected Participant, if such action would materially and adversely affect the rights of such Participant under any outstanding Award.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall materially and adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under this 2021 Global Share Plan; and provided further that, except as provided in Section 6(e) hereof, no such action shall reduce the exercise price of any Option established at the time of grant thereof.

(c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 6(e) hereof affecting the Company, or the financial statements of the Company, or of changes in Applicable Laws or accounting principles); whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2021 Global Share Plan.

(d) Any provision of this 2021 Global Share Plan or any Award Agreement to the contrary notwithstanding, with the affected Participant’s consent, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award as of the time of the cancellation.

(e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in this 2021 Global Share Plan or any Award in the manner and to the extent it shall deem desirable to carry this 2021 Global Share Plan into effect.

Section 12. Withholding Taxes.

The exercise of each Award granted under this 2021 Global Share Plan shall be subject to the condition that, if at any time, the Committee shall determine that the satisfaction of withholding tax is necessary or desirable in respect of such exercise, such exercise shall not be effective unless such withholding has been effected to the satisfaction of the Committee. In such circumstances, the Committee may require the exercising Participant to pay to the Company, in addition to and in the same manner as the Exercise Price for the Award Shares, such amount as the Company or any Affiliate is obliged to remit to the relevant taxing authority in respect of the exercise of the Awards. Alternatively, the Committee may direct the Company or an Affiliate thereof to withhold the appropriate amount of tax from the applicable Participant’s salary in connection with a requested exercise. Any such additional payment shall be due no later than the date as of which any amount with respect to the Award exercised first becomes includable in the gross income of the exercising Participant for tax purposes.

Section 13. Miscellaneous.

(a) No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under this 2021 Global Share Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards under this 2021 Global Share Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Nothing contained in this 2021 Global Share Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under this 2021 Global Share Plan, unless otherwise expressly provided in this 2021 Global Share Plan or in any Award Agreement or in any other agreement binding the parties.

(d) If any provision of this 2021 Global Share Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify this 2021 Global Share Plan or any Award under any Applicable Laws, such provision shall (to the fullest extent permitted by Applicable Laws) be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this 2021 Global Share Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of this 2021 Global Share Plan and any such Award shall remain in full force and effect.

(e) Awards payable under this 2021 Global Share Plan shall be payable in Shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares, except as expressly otherwise provided) of the Company or one of its subsidiaries by reason of any award hereunder.

(f) Neither this 2021 Global Share Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No fractional Shares shall be issued or delivered pursuant to this 2021 Global Share Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(h) This 2021 Global Share Plan shall be submitted to the competent foreign exchange regulatory authority and tax authority of the PRC for registration if Applicable Laws require, and shall be implemented in accordance with the applicable rules of these authorities with respect to Participants who are PRC residents.

(i) In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may, in its sole discretion, provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Committee may approve such supplements to, amendments, restatements or alternative versions of this 2021 Global Share Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this 2021 Global Share Plan as in effect for any other purpose; provided, however, that no such supplements, restatements or alternative versions shall increase the share limitations contained in Section 6 hereof. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

(j) The Company shall not be obligated to grant any Awards, permit the exercise of any Awards, issue any Award Shares upon the exercise of any Awards, make any payments or take any other action pursuant to this 2021 Global Share Plan if, in the opinion of the Committee, such action would conflict or be inconsistent with any Applicable Law, the Company’s trading policies or would result in any delay or other issues in connection with an IPO, and the Committee reserves the right to refuse to take such action for so long as such conflict or inconsistency or issue remains outstanding.

(k) The Company shall maintain a register of Awards granted to the Participants and Award Shares issued to the Participants or an entity designated by the Participants, including the dates of grant of such Awards and the exercise of such Awards and any other details as the Committee may deem appropriate.

(l) The 2021 Global Share Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the PRC.

Section 14. Effective Date of 2021 Global Share Plan.

The 2021 Global Share Plan shall be effective as of the effective date designated by the Board and the Members of the Company.

Section 15. Term of 2021 Global Share Plan.

No Award shall be granted under this 2021 Global Share Plan after the tenth anniversary of the effective date as determined in Section 14 hereof. However, unless otherwise expressly provided in this 2021 Global Share Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend this 2021 Global Share Plan, shall extend beyond such date.